Exhibit 99.1

MILLENNIUM INVESTMENT & ACQUISITION CO. INC. PROVIDES CORPORATE UPDATE

-	Introduces Millennium Cannabis

-	Provides update regarding Millennium Carbon

-	Posts Updated Investor Presentation to Website

Old Bethpage, New York, July 27, 2021 — Millennium Investment & Acquisition Co. Inc. (ticker: MILC) (“MILC” or the “Company”) today is providing a corporate update including the establishment of its greenhouse cannabis cultivation division, Millennium Cannabis (“MillCann”).

Currently, MILC has invested in operating companies with two areas of focus:

1)	Sustainable cultivation of Cannabis in Greenhouses through Millennium Cannabis

2)	Sustainable production of Activated Carbon through Millennium Carbon

Millennium Cannabis

MillCann has identified greenhouse cultivation as the sustainable method for growing cannabis in a cost-effective manner with a lower carbon footprint than indoor cultivation. Historically, cannabis in the United States has been grown indoors and this trend has continued even as various States have implemented legalization. MillCann believes that its strategy of focusing on greenhouse cultivation represents a competitive advantage. Greenhouses cost less to construct and less to operate than indoor cultivation facilities and as such, we believe MillCann can compete favorably with this approach.

The cannabis industry is experiencing rapidly growing demand amid the tailwind of increasing legalization at the State level. The inefficient availability of capital in the cannabis industry given the illegal status at the federal level presents an opportunity for MillCann as it has efficient access to capital through its strategic affiliation with Power REIT (NYSE-American ticker: PW and PW.A) which is focused on financing the real estate component of controlled environment agriculture (CEA) facilities in the form of greenhouses. As a result, MillCann is able to establish operations efficiently as it has done with its first two transactions.

To date, MillCann has commenced operations in Walsenburg, Colorado and Vinita, Oklahoma and is actively pursuing further expansion of its activities related to the sustainable cultivation of cannabis. As part of establishing these two operations, MillCann has rapidly put together an experienced team of greenhouse cannabis cultivation experts. The team is led by Jared Schrader who has significant experience consulting for financial institutions including private and public banks, hedge funds, and REITs. In this role he developed operational strategies and software, performed due diligence of asset purchases, monitored performance of portfolios and handled sales through securitizations. Within the Cannabis industry, Mr. Schrader has a solid track record growing revenue at a southern Colorado cultivation facility from $150,000 annually to over $150,000 weekly (i.e. > $8 million annually) across the span of two years.

Walsenburg, Colorado

On May 24, 2021, MILC announced that it entered into a transaction that represents a new area of focus MILC related to sustainable Cannabis cultivation in greenhouses by investing in a newly formed cannabis operator, Walsenburg Cannabis LLC (“WC”). MILC’s total capital commitment to the project is $750,000. As part of the transaction, MILC agreed to lend capital to WC for its business operations and MILC is in the process of obtaining regulatory approvals for holding cannabis licenses in Colorado. Upon receiving regulatory approval, it is contemplated that MILC will become the majority owner of WC in the form of a 77.5% preferred equity ownership stake.

Simultaneous with MILC’s investment, WC entered into a long-term lease (the “Lease”) of a 22.2 acre property (the “WC Property”) in Walsenburg, Colorado with Power REIT. The Property has substantial existing improvements including existing greenhouse and processing space. As part of the Lease, Power REIT, has agreed to fund the rehabilitation of the existing improvements and the construction of additional greenhouse space. Upon completion, which is targeted for this fall, the WC Property will have a total of approximately 102,800 square feet of greenhouse and related space.

The Walsenburg cannabis campus was a distressed acquisition of a facility that had ceased operations. MILC believes that it was acquired at an attractive basis relative to the in-place improvements which provide an attractive opportunity to immediately commercialize the facility for cannabis cultivation. MILC believes that this property has significant potential to become a large-scale, low-cost producer of high-quality cannabis to compete effectively in the Colorado market.

The campus is subdivided into five parcels which allows for a significant availability of plant count based on how the Colorado Marijuana licensing works. We currently anticipate an 11,500 plant count per cultivation and we are targeting four crop cycles in Walsenburg. We intends to seek to increase the allowable plant count as Colorado licensing permits. It is possible that we will be able to increase the plant count during 2022.

Vinita, OK

On June 11, 2021, MILC announced that it has agreed to invest in a newly formed cannabis operator - VinCann LLC (“VC”). As part of the transaction, MILC agreed to invest $750,000 in the form of a controlling preferred equity interest whereby MILC receives a full return of its invested capital plus a preferred return of 12.5% after which MILC has a 77.5% ownership stake. The remaining subordinated ownership is held by the management team of VC.

Simultaneous with MILC’s investment, VC entered into a 20-year lease for a 9.35 acre property in Vinita, Oklahoma with approximately 40,000 square feet of greenhouse, 3,000 square feet of office space, and 100,000 square feet of fully fenced outdoor growing area with 20,000+ square feet of hoop structures that have been purchased by Power REIT.

The Vinita facility was a distressed acquisition purchased from an undercapitalized operator. Strong in-place infrastructure and the operational status upon acquisition allows for rapid speed to revenue. MILC believes that it was acquired at an attractive basis relative to the in-place improvements which provide an attractive opportunity to immediately commercialize the facility for cannabis cultivation. MILC believes that this property has significant potential to become a large-scale, low-cost producer of high-quality cannabis to compete effectively in the Oklahoma market. The targeted total plant count cultivation in 2022 for the greenhouse and outdoor, respectively, are 26,000 and 50,000 per year.

The following is a summary of the 2022 (stabilized) pro forma potential project level performance for the MillCann projects:

						Sales		Cultivation		Power REIT
		Plant		Harvests	Pounds	Price		Cost	Total	Rent
	Plants	Yield (Pounds)	Total (Pounds)	Per Year	Per Year	(per Pound)	Total Revenue	(per Pound)	Cultivation Cost	(Cash Basis)	Annual Profit
Vinita, OK (outdoor)	25,000	0.12	3,000	2	6,000	$750	$4,500,000	$250	$1,500,000	400,000	$2,600,000
Vinita, OK (greenhouse)	6,500	0.18	1,170	4	4,680	950	4,446,000	400	1,872,000	786,000	1,788,000
Walsenburg, CO (greenhouse)	11,500	0.12	1,380	4	5,520	1,000	5,520,000	425	2,346,000	1,350,000	1,824,000
					16,200		$14,466,000		$5,718,000	$2,536,000	$6,212,000

Note: The above is intended to provide a high-level indication of potential income from the MillCann projects located in Oklahoma and Colorado. There can be no assurance as to what the actual performance will be.

David Lesser, MILC’s Chairman and CEO, commented, “We are excited to provide an update regarding our new area of focus – sustainable cannabis cultivation in greenhouses. We are also proud of the rapid progress we are making at each site as well as the teams we are building. We are very focused on building teams that draw from the broader business community and people with a focus on greenhouse cultivation rather than just drawing from the cannabis industry. We are on track to report initial revenue from these activities in the fourth quarter of 2021. We expect to ramp up significantly in 2020 as we seek to generate significant operating income from these operations.”

Jared Schrader, Millennium Cannabis’ President, commented, “The cannabis industry is growing at an incredible rate and our approach which is focused on low-cost and sustainable cultivation in greenhouses is paramount to a long-term and viable business model. Both of our current projects in Colorado and Oklahoma benefit from the potential for rapid speed to revenue. We are focused on bringing best in class, large-scale mainstream agricultural cultivation techniques to the cannabis industry. We are thankful to have best in class industry experts at Millennium Cannabis and are looking forward to growing the team as we take on more projects in more states.”

Millennium Carbon

Hawaii

In May, 2015, MILC acquired an activated carbon plant (the “MHC Plant”) out of bankruptcy at a steep discount to the original investment.

The MHC plant is intended to process a waste stream of macadamia nut shells into a special form of premium-grade activated carbon, which, due to its large surface area and complex network of pores, provides benefits in a variety of chemical processes including filtration, purification and energy storage. In particular, the activated carbon expected to be produced by the Plant was targeted for manufacturing electrical double-layer capacitors, which are commonly referred to as Ultracapacitors or Supercapacitors, an advanced energy storage alternative to traditional batteries. Ultracapacitors are found in a diverse array of electronic equipment from daily usage engine starting, hybrid and electric vehicles to windmills.

MHC successfully restored all production equipment and necessary support systems to operation and completed 31 trial run campaigns that produced over 60 tons of activated carbon. The process was iterative where MHC operated the plant for a couple of days to produce Activated Carbon and then performs laboratory testing. MHC produced some very high-grade material that would be attractive to ultracapacitor manufacturers. Unfortunately, MHC has also experienced significant variations in the quality of the material produced.

During the first half of 2019, MHC concluded that the existing carbonization reactor intended to remove volatile material and produce char was the culprit causing the inconsistent results. In evaluating alternatives, MHC concluded that it had identified a novel and potentially better approach to producing Activated Carbon. Based on this, MILC has made efforts to minimize overhead and cash drain at MHC while it evaluates alternatives for the project which may include repurposing the plant for other uses or a potential sale.

Kentucky

As described above, in evaluating operational issues at MHC, MILC identified a novel approach to producing Activated Carbon and determined to construct a pilot-plant as a proof of concept. This project is located in Kentucky and the initial feedstock is a waste stream that is available in large quantities from bourbon distilleries which is a large industry in Kentucky and which represents a significant waste problem that is impacting the industry. To build the pilot plant, MILC, through its wholly owned subsidiary, Millennium Carbon LLC (“MC”) purchased several used pieces of equipment at a fraction of the cost of new equipment in order to construct a plant capable of establishing the viability of the process beyond a “lab-scale” demonstration. To date, MC has operated this pilot plant and believes that the concept is valid and can be scaled to a commercial operation. MC is currently formulating a plan for a commercial scale Activated Carbon plant based on the experience with the pilot plant.

David Lesser, MILC’s Chairman and CEO, commented, “While we are disappointed with the status of the Hawaii endeavor, we believe that the experience has led to what could be an extremely exciting opportunity to develop a sustainable approach to the production of activated carbon from waste materials. Typical production of activated carbon has a very high carbon footprint whereas we believe our model should have a negative carbon footprint. We look forward to continuing to develop this novel concept which should have applications beyond our initial waste stream feedstock.”

SMC Global

As previously announced, MILC has now completed the liquidation of its investment in SMC Global which represented its sole investment in securities.

Updated Investor Deck

MILC has posted an updated investor deck which is available on our website: http://www.millinvestment.com/

Deregistration as a 1940 Act Company

On October 14, 2020, shareholders approved a proposal to change the nature of the Company’s business from a registered investment company under the Investment Company Act of 1940 (the “1940 Act”) and to a holding company that focuses primarily on owning and operating businesses that produce activated carbon and acquiring other private businesses (collectively, the “Deregistration Proposal”). The Company is in the process of implementing the Deregistration Proposal so that it is no longer an “investment company” under the 1940 Act and has applied to the Securities and Exchange Commission (the “SEC”) for an order under the 1940 Act declaring that the Company has ceased to be an investment company (the “Deregistration Order”).

While the Company is committed to fully implementing the Deregistration Proposal, it is still contingent upon regulatory approval and the ability to reconfigure the Company’s portfolio to deregister as an investment company. The time required to reconfigure the Company’s portfolio could be impacted by, among other things, the COVID-19 pandemic and related market volatility, determinations to preserve capital, the Company’s ability to identify and execute on desirable acquisition opportunities, and applicable regulatory, lender and governance requirements. The conversion process could take up to 24 months; and there can be no assurance that the Deregistration Proposal, even if fully implemented, will improve the Company’s performance. Further, the SEC may determine not to grant the Company’s request for the Deregistration Order, which would materially change the Company’s plans for its business.

As previously announced, MILC has now completed the liquidation of its sole investment in securities - its investment in SMC and plans to invest the proceeds in operating businesses.

ABOUT MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC.

Millennium Investment and Acquisition Co. Inc. (ticker: MILC) is an internally managed, non-diversified, closed-end investment company. During 2020, MILC announced that it was seeking to de-register as an Investment Company that is regulated under Investment Company Act of 1940. MILC is currently seeking an Order from the SEC declaring that it has ceased to be an Investment Company as it no longer meets the definition of holding itself out as investing in securities but rather has pivoted to focus on direct investments in operating businesses.

MILC is currently focusing on opportunities in sustainable cannabis cultivation and sustainable production of activated carbon.

Additional information about MILC can be found on its website: www.millinvestment.com

ABOUT POWER REIT

Power REIT is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture for the cultivation of food and cannabis.

Power REIT is focuses on the “Triple Bottom Line” with a commitment to Profit, Planet and People.

Additional information about Power REIT can be found on its website: www.pwreit.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO
david@dlesser.com
212-750-0371

301 Winding Road Old Bethpage, NY 11804
www.millinvestment.com